As filed with the Securities and Exchange Commission on July 29, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN TRUST CORPORATION	DELAWARE	36-2723087
(Exact name of each registrant as specified in its charter or certificate of trust)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephanie S. Greisch

Assistant General Counsel and Corporate Secretary

50 South LaSalle Street

Chicago, Illinois 60603

(312) 630-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of All Communications to:

Susan C. Levy Executive Vice President and General Counsel Northern Trust Corporation 50 South LaSalle Street Chicago, Illinois 60603 (312) 630-6000	Charles W. Mulaney, Jr. Joseph Miron Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, Illinois 60606 (312) 407-0700

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “accelerated filer and large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Debt Securities of Northern Trust Corporation
Preferred Stock of Northern Trust Corporation
Depositary Shares (4)
Common Stock of Northern Trust Corporation, par value $1.66-2/3 per share
Stock Purchase Contracts of Northern Trust Corporation (5)
Stock Purchase Units of Northern Trust Corporation (6)
Warrants of Northern Trust Corporation

(1)	A presently indeterminate number, principal amount or aggregate initial offering price of debt securities, shares of preferred stock, depositary shares, shares of common stock, stock purchase contracts, stock purchase units and warrants as may be issued from time to time at indeterminate prices is being registered hereunder. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Securities registered hereunder may be issuable upon conversion, exchange or exercise of any securities registered hereunder or that are represented by depositary shares, to the extent any such securities are by their terms, convertible into, or exchangeable or exercisable for, such securities, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	Not applicable pursuant to Form S-3 General Instruction II(E).
(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(4)	In the event that the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.
(5)	Each stock purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to the registrant and obligate the registrant to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or depositary shares.
(6)	Each stock purchase unit will be issued under a unit agreement or indenture and will represent an interest in one or more stock purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.

PROSPECTUS

Northern Trust Corporation

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

WARRANTS

Northern Trust Corporation may offer and sell debt securities, preferred stock, depositary shares, common stock, stock purchase contracts, stock purchase units and warrants.

We may offer these securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of any securities offered, including their offering prices, in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The common stock of Northern Trust Corporation is listed on The NASDAQ Global Market under the symbol “NTRS.”

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 14 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

The securities will be equity securities or debt securities of Northern Trust Corporation and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Northern Trust Corporation and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities registered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities together with the additional information described under the heading “Where You Can Find More Information” in this prospectus before you invest.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our and our subsidiaries’ affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Any of the securities described in this prospectus may be convertible into or exchangeable or exercisable for other securities we describe in this prospectus or will describe in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

When we refer to “Northern Trust,” “we,” “us,” “our” or similar references in this prospectus under the headings “Northern Trust Corporation” and “Ratios of Earnings to Fixed Charges,” we mean Northern Trust Corporation and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Northern Trust Corporation unless the context indicates otherwise. References to “the Bank” are to The Northern Trust Company. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities described in this prospectus. As permitted by the rules and regulations of the SEC, we have not included certain portions of the registration statement in this prospectus. Accordingly, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us.

Northern Trust files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Northern Trust files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Northern Trust.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that Northern Trust has filed, or will file, separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that Northern Trust files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. The following documents filed with the SEC are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

•	our Current Reports on Form 8-K dated April 21, 2014 and July 16, 2014 (with respect to the matters reported under Item 5.02 thereof); and

•	the description of our Common Stock contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act and any amendment or report filed for the purpose of updating such description, including Exhibit 99(i) to our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, Telephone: (312) 444-7811, Attention: Investor Relations.

We maintain an Internet site at http://www.northerntrust.com which contains information concerning Northern Trust and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus or any prospectus supplement or other offering materials, and you should not consider it a part of this prospectus or any prospectus supplement or other offering materials.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in Northern Trust’s most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully read and consider these risks as well as other information contained or incorporated by reference into this prospectus, any prospectus supplement or other offering materials. These risks could materially and adversely affect our business, financial condition and operating results and could result in a partial or complete loss of your investment. The risks and uncertainties not presently known to Northern Trust or that Northern Trust currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. For more information, see the section of this prospectus entitled “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement section of this prospectus entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that Northern Trust may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to our financial goals, capital adequacy, dividend policy, risk management policies, litigation-related matters and contingent liabilities, accounting estimates and assumptions, industry trends, strategic initiatives, credit quality including allowance levels, planned capital expenditures and technology spending, anticipated expense levels, future pension plan contributions, anticipated tax benefits and expenses, the impact of recent legislation and accounting pronouncements, and all other statements that do not relate to historical facts.

Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “likely”, “may increase”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could.” You should carefully read the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the accompanying prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements.

Forward-looking statements are our current estimates or expectations of future events or future results and involve risks and uncertainties that are difficult to predict. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties including:

•	the health of the U.S. and international economies and particularly the continuing uncertainty in Europe;

•	the downgrade of U.S. Government issued and other securities;

•	the health and soundness of the financial institutions and other counterparties with which Northern Trust conducts business;

•	changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets in particular investment funds, client portfolios, or securities lending collateral pools, including those funds, portfolios, collateral pools, and other financial assets with respect to which Northern Trust has taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of stress in the financial markets, the effectiveness of governmental actions taken in response, and the effect of such governmental actions on Northern Trust, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including special deposit assessments or potentially higher FDIC premiums;

•	a significant downgrade of any of our debt ratings;

•	changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, and Northern Trust’s success in assessing and mitigating the risks arising from such changes and volatility;

•	a decline in the value of securities held in Northern Trust’s investment portfolio, particularly asset-backed securities, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

•	difficulties in measuring, or determining whether there is other-than-temporary impairment in, the value of securities held in Northern Trust’s investment portfolio;

•	our success in managing various risks inherent in its business, including credit risk, operational risk, interest rate risk, liquidity risk and strategic risk, particularly during times of economic uncertainty and volatility in the credit and financial markets;

•	geopolitical risks and the risks of extraordinary events such as natural disasters, terrorist events, war and the U.S. and other governments’ responses to those events;

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	regulatory and monetary policy developments;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the U.S. or other countries that could affect Northern Trust or its clients;

•	changes in the nature and activities of Northern Trust’s competition, including increased consolidation within the financial services industry;

•	our success in maintaining existing business and continuing to generate new business in its existing markets;

•	the impact of equity markets on fee revenue;

•	our success in identifying and penetrating targeted markets;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements, especially in immature markets;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	our success in generating revenue in our securities lending business, including for our clients, especially in periods of economic and financial market uncertainty;

•	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

•	our success in controlling expenses and implementing revenue enhancement initiatives;

•	our ability, as products, methods of delivery, and client requirements change or become more complex, to continue to fund and accomplish innovation;

•	our ability to improve risk management practices and controls, and address operating risks, including human errors or omissions, data security breach risks, pricing or valuation of securities, fraud, systems performance or defects, systems interruptions, and breakdowns in processes or internal controls;

•	uncertainties inherent in Northern Trust’s assumptions concerning its pension plan, including discount rates and expected contributions, returns and payouts;

•	increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the U.S. and other countries such as anti-money laundering, anti-bribery, and client privacy;

•	risks that evolving regulations, such as Basel III and those promulgated under the Dodd-Frank Act, could affect required regulatory capital for financial institutions, including Northern Trust, potentially resulting in changes to the cost and composition of capital for Northern Trust;

•	the potential for substantial changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions in reaction to adverse financial market events, including changes that may affect leverage limits and risk-based capital and liquidity requirements for certain financial institutions, require financial institutions to pay higher assessments, expose financial institutions to certain liabilities of their subsidiary depository institutions, and restrict or increase the regulation of certain activities, including foreign exchange, carried on by financial institutions, including Northern Trust;

•	risks and uncertainties inherent in the litigation and regulatory process, including the adequacy of contingent liability, tax, and other accruals;

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies, and stockholders; and

•	other factors identified in our Annual Report on Form 10-K, including those factors described in “Item 1A—Risk Factors”, and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by the forward-looking statements. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. All forward-looking statements included in this document are based upon information presently available, and we assume no obligation to update any forward-looking statements.

NORTHERN TRUST CORPORATION

We are a financial holding company that is a leading provider of asset servicing, fund administration, asset management, fiduciary and banking solutions for corporations, institutions, families and individuals worldwide. We conduct our business through various U.S. and non-U.S. subsidiaries, including the Bank. We were originally formed as a holding company for the Bank in 1971. We have a network of offices in 18 U.S. states, Washington D.C. and 18 international locations in North America, Europe, the Middle East, and the Asia Pacific region. At June 30, 2014, we had consolidated total assets of $105.8 billion and stockholders’ equity of $8.0 billion.

The Bank is an Illinois banking corporation headquartered in the Chicago financial district and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2014, the Bank had consolidated assets of $105.4 billion and common bank equity capital of $7.3 billion.

We expect that, although the operations of other banking and non-banking subsidiaries will continue to be of increasing significance, the Bank will in the foreseeable future continue to be the major source of our consolidated assets, revenues, and net income.

Business Units

We focus on servicing and managing client assets through our two primary business units: Corporate & Institutional Services (“C&IS”) and Wealth Management. Asset management and related services are provided to Wealth Management and C&IS primarily by a third business unit, Asset Management. We emphasize quality through a high level of service complemented by the effective use of technology, delivered by a fourth business unit, Operations & Technology (“O&T”).

The following is a brief summary of each business unit’s activities.

Corporate and Institutional Services

C&IS is a leading global provider of asset servicing, brokerage, banking and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds, and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including but not limited to: global master trust and custody; fund administration; investment operations outsourcing; investment risk and analytical services; securities lending; foreign exchange; cash management; treasury management; brokerage services; and transition management services. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East, and the Asia Pacific region. At June 30, 2014, total C&IS assets under custody were $5.5 trillion and assets under management were $701.5 billion.

Wealth Management

Wealth Management provides trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking. Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses in its target markets. Wealth Management also includes the Global Family Office, which provides customized services to meet the complex financial needs of individuals and family offices in the United States and throughout the world with assets typically exceeding $200 million.

Wealth Management is one of the largest providers of advisory services in the United States, with $516.6 billion in assets under custody and $222.9 billion in assets under management at June 30, 2014. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 18 U.S. states and Washington, D.C., as well as offices in London, Guernsey, and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, provides a broad range of asset management and related services and other products to clients around the world, including clients of C&IS and Wealth Management. Clients include institutional and individual separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds, and unregistered private investment funds. Asset Management offers both active and passive equity and fixed income portfolio management, as well as alternative asset classes (such as private equity and hedge funds of funds) and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management’s business operates internationally through subsidiaries and distribution arrangements.

Operations & Technology

O&T supports all of Northern Trust’s business activities, including the processing and product management activities of C&IS, Wealth Management, and Asset Management. These activities are conducted principally in the operations and technology centers in Chicago, London, England and Bangalore, India.

Our principal executive offices are located at 50 South LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes. General corporate purposes may include working capital, capital expenditures, investments in, or extensions of credit to, our subsidiaries, refinancing of debt, share repurchases, dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following are ratios of our earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended June 30,	Fiscal Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Earnings to Fixed Charges:
Excluding Interest on Deposits	8.73	8.33	6.80	5.40	5.85	6.43
Including Interest on Deposits	5.81	5.30	4.03	3.05	3.44	3.86
Earnings to Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	8.73	8.33	6.80	5.40	5.85	4.09
Including Interest on Deposits	5.81	5.30	4.03	3.05	3.44	3.05

For purposes of calculating the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, “earnings” consist of net income before extraordinary items plus applicable income taxes and fixed charges. “Fixed charges, excluding interest on deposits” consist of interest expense (other than on deposits) and the estimated interest component of rental expense. “Fixed charges, including interest on deposits” consist of all interest expense and the estimated interest component of rental expense.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., acting as a trustee. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining the same;

•	the interest rate(s) or the method for determining the same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF THE PREFERRED STOCK

General

Under our Restated Certificate of Incorporation, our board of directors has the authority, without further stockholder action, to issue up to 10,000,000 shares of preferred stock, without par value, in one or more series, with such terms and for such consideration as the board may determine. As of the date of this prospectus, there were no shares of preferred stock outstanding.

The following description sets forth general terms that will apply to our preferred stock. We will describe the particular terms of any preferred stock that we offer in the prospectus supplement relating to those shares of preferred stock. Those terms may include:

•	the maximum number of shares to constitute the series;

•	any annual dividend rate on the shares, whether the rate is fixed or variable or both, the date or dates from which dividends will accrue, whether the dividends will be cumulative and any dividend preference;

•	whether the shares will be redeemable and, if so, the price at and the terms and conditions on which the shares may be redeemed;

•	any liquidation preference applicable to the shares;

•	the terms of any sinking fund;

•	any terms and conditions on which the shares of the series will be convertible into, or exchangeable for, shares of any other capital stock;

•	any voting rights of the shares of the series;

•	whether we have elected to offer depositary shares as described under “Description of the Depositary Shares;” and

•	any other preferences or special rights or limitations on the shares of the series.

As described under “Description of the Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Voting

Unless required by law or specifically provided for by our board of directors, the holders of our preferred stock have no voting power on any matter.

Under regulations adopted by the Federal Reserve Board, if the holders of shares of any series of preferred stock become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities.” A holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, to acquire or retain 10% or more of such series.

Dividends

Before declaration and payment of any dividends on our classes of stock that rank junior to preferred stock, the holders of shares of preferred stock will receive any cash dividends, when and as declared by the board of directors, to which they are entitled out of legally available funds.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional interests in shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense. Unless we specify otherwise in the applicable prospectus supplement, the holders will not be entitled to receive whole shares of preferred stock underlying the depositary shares.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Northern Trust, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their obligations thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF THE COMMON STOCK

The following summary of the terms of our common stock is not complete. You should refer to the applicable provision of our Restated Certificate of Incorporation and to the Delaware General Corporation Law for a complete statement of the terms and rights of the common stock.

General

We have authorized 560,000,000 shares of common stock, par value $1.66 2⁄3 per share. As of June 30, 2014, there were 235,584,991 shares of common stock outstanding. The outstanding shares of common stock are listed on The NASDAQ Global Market under the symbol “NTRS.”

Voting

Holders of common stock vote as a single class on all matters submitted to a vote of the stockholders with each share of common stock entitled to one vote. The voting rights of the holders of common stock are qualified, however, by the voting rights of holders of any issued and outstanding preferred stock described below under the heading “Description of Preferred Stock.”

Dividends

Holders of common stock are entitled to receive the dividends that may be declared from time to time by the board of directors. The rights of holders of common stock to receive dividends are subject to the prior rights of holders of any issued and outstanding preferred stock.

Other Provisions

Upon voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, the holders of the common stock are entitled to receive, pro rata according to the number of shares held by each, all of our assets remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled. The common stock has no preemptive or other subscription rights, and there are no other conversion rights or redemption provisions with respect to the shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock, depositary shares or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per unit of securities and the number of securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts and may be subject to anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and beneficial interests in:

•	debt securities;

•	debt securities or obligations of third parties, including U.S. treasury securities.

The beneficial interests comprising a part of a stock purchase unit may secure the holders’ obligations to purchase or sell the securities under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or for the holders to make periodic payments to us. These payments may be unsecured or prefunded on some basis. Our obligation to settle pre-paid stock purchase contracts on the relevant settlement date may constitute indebtedness. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

If we issue stock purchase contracts or stock purchase units, the applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including:

•	the designation and terms of the stock purchase contracts and, if applicable, the stock purchase units of which they are a part, including whether and under what circumstances the securities forming a stock purchase unit may be held or transferred separately;

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, and the nature and amount of those securities, or the method of determining those amounts;

•	the method and terms of settlement of the stock purchase contracts;

•	any collateral or depositary arrangements, if applicable; and

•	any material U.S. federal income tax considerations.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares, common stock or other securities. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock, depositary shares, common stock or other securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price or prices at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax considerations;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation, aggregate principal amount, currency and denomination and terms of any other securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares, common stock or other securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares, or common stock will be separately transferable;

•	the number of shares of preferred stock, depositary shares or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provision of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

Through Underwriters

If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly to investors or through underwriting syndicates represented by one or more managing underwriters. We will name the underwriter or underwriters with respect to a particular underwritten offering of securities in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, we will also name the managing underwriter or underwriters on the cover page of the prospectus supplement. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Dealers

If we use a dealer to sell the securities, we will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents

If we use agents in the sale of securities, we may designate one or more agents to sell securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly to Purchasers

We may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

General Information

A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of securities, any initial public offering price and other terms of the offering of those securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of securities in accordance with applicable law. In addition, we may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” (within the meaning of Section 3(42) of ERISA) of such plans, accounts and arrangements (each of the foregoing, a “Plan”) and plans or arrangements subject to provisions under any federal, state, local non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of such Plan.

In considering an investment in the securities of a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Similar Laws may impose similar limitations on plans or arrangements that are not subject to ERISA or Section 4975 of the Code. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of any securities by a Plan with respect to which we or an underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”), that may apply to the acquisition and/or holding of the securities. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for certain transactions between a Plan and a person that is a party in interest or disqualified person with respect to the Plan solely by reason of providing services to the Plan or a relationship with such a service provider, provided that neither the person transacting with the Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the securities or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code, or with respect to assets of a plan or arrangement that is subject to Similar Laws, or a violation of any applicable Similar Laws.

Representation

By its acceptance of any securities, each purchaser and subsequent transferee of any securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the securities constitutes assets of any Plan or assets of any plan or arrangement that is subject to any Similar Laws, or (ii) the purchase and holding of the securities by such purchaser or transferee will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or to the extent assets of a plan or arrangement that is subject to any Similar Laws are being used by such purchaser or transferee to acquire and hold the securities, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing any securities on behalf of, or with the assets of, any Plan or assets of any plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities.

The sale of securities to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans and arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such plans and arrangements generally or any particular plan or arrangement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, which are included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated fees and expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Securities and Exchange Commission registration fee	$ *
Trustees’ and transfer agent fees	**
Accounting fees and expenses	**
Legal fees and expenses	**
Rating agency and listing fees	**
Printing and engraving expenses	**
Miscellaneous expenses	**
Total	$ **

*	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. The registration fee will be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.
**	These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Article Eleventh of Northern Trust Corporation’s Restated Certificate of Incorporation contains a provision which eliminates directors’ personal liability as set forth above.

As a result of this provision, Northern Trust Corporation and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Article Eighth of Northern Trust Corporation’s Restated Certificate of Incorporation provides in effect that Northern Trust Corporation will indemnify its directors and officers to the fullest extent permitted by Delaware law. Northern Trust Corporation’s bylaws also provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 will not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections will be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

Northern Trust Corporation has in effect insurance policies for general officers’ and directors’ liability covering all of Northern Trust Corporation’s officers and directors.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.	EXHIBITS

The Exhibits to this Registration Statement are listed in the Exhibit Index located elsewhere herein.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Northern Trust Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 29, 2014.

Northern Trust Corporation
(Registrant)

By:	/s/ Frederick H. Waddell
Frederick H. Waddell
Chairman and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick H. Waddell, Michael G. O’Grady, Stephanie S. Greisch, Jane B. Karpinski, Susan C. Levy and David L. Tentinger, his or her lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of Northern Trust Corporation and any and all amendments (including post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 29, 2014.

Signature	Title

/s/ Frederick H. Waddell Frederick H. Waddell	Chairman, Chief Executive Officer and Director

/s/ Michael G. O’Grady Michael G. O’Grady	Executive Vice President and Chief Financial Officer

/s/ Jane B. Karpinski Jane B. Karpinski	Senior Vice President and Controller

/s/ Linda Walker Bynoe Linda Walker Bynoe	Director

/s/ Nicholas D. Chabraja Nicholas D. Chabraja	Director

/s/ Susan Crown Susan Crown	Director

Signature	Title

/s/ Dipak C. Jain Dipak C. Jain	Director

/s/ Robert W. Lane Robert W. Lane	Director

/s/ Jose Luis Prado Jose Luis Prado	Director

/s/ John W. Rowe John W. Rowe	Director

/s/ Martin P. Slark Martin P. Slark	Director

/s/ David H.B. Smith, Jr. David H.B. Smith, Jr.	Director

/s/ Charles A. Tribbett III Charles A. Tribbett III	Director

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of Northern Trust Corporation, as amended (incorporated by reference to Exhibit 3.1 to Northern Trust Corporation’s Current Report on Form 8-K dated April 18, 2006)

3.2	By-Laws of Northern Trust Corporation, as amended to date (incorporated by reference to Exhibit 3.1 to Northern Trust Corporation’s Current Report on Form 8-K dated April 18, 2012)

4.1	Amended Certificate of Designations of Series A Junior Participating Preferred Stock dated October 29, 1999 (incorporated by reference to Exhibit 4(vi) to Northern Trust Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999)

4.2	Specimen of Common Stock Certificate*

4.3	Form of Preferred Stock Certificate*

4.4	Form of Indenture between Northern Trust Corporation and The Bank of New York Mellon Trust Company, N.A.

4.5	Form of Debt Security*

4.6	Form of Deposit Agreement (including form of Depositary Receipt)*

4.7	Form of Stock Purchase Contract Agreement*

4.8	Form of Stock Purchase Unit Agreement*

4.9	Form of Warrant Agreement (including form of Warrant Certificate)*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Statement regarding Ratio of Earnings to Fixed Charges of Northern Trust Corporation

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)

25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture

*	To be filed, if necessary, by amendment or pursuant to a report filed with the SEC under the Exchange Act.